Enterprise Bank
2014 Variable Compensation Incentive Plan

Purpose and Objective

The 2014 Variable Compensation Incentive Plan (the Plan) incents and rewards for both Bank and individual performance.

Participants

Regular employees who do not participate in an individual sales incentive plan are eligible to participate in this plan. Temporary and co-operative employees are ineligible to participate in this plan. Other than as described elsewhere in this plan, you must be employed on the payout date to receive a payout. If your hire date is after January 1 of the current plan year, you will be eligible for a pro-rata payout, based on wages earned during the plan year.

Target Awards

You will have a target variable compensation opportunity (target percentage), which is a percentage of your regular earnings (base salary) earned in the current plan year.

Determination of Variable Compensation Payout

You will be assigned to a variable compensation incentive group based upon your position and role. The attached addendum outlines your specific performance factors(s).

The Bank must attain a specified level of performance in the Net Income performance factor (the "threshold") in the current plan year for a payout to be made. If the threshold is achieved, the variable compensation incentive payouts will be determined by the performance of each performance factor as shown in the two grids below, and may also be modified at the discretion of the Compensation Committee.

Extraordinary Event

An extraordinary event, such as a windfall, compliance rating, or another unusual event, may either positively or negatively impact the Bank's financial reports. The Compensation Committee will have discretion whether the extraordinary event will impact the payout under the Plan.

Payout Timing

The performance period is January 1 through December 31 of the current plan year. If it is determined that participants will receive a payout under the Plan, payouts will be received on or before March 15, following the plan year.

Retirement, Disability, or Death

If a participant retires after the age of 62 and has been employed for at least three months in the current plan year, the participant is eligible to receive a pro-rata payout upon retirement. If a participant passes away or employment ends as result of disability during the plan year, the participant or the participant's beneficiary is eligible to receive a pro-rata payout. Payouts will be based upon the participant's wages earned in the current plan year, the participant's performance, and management's estimate of year-end results at the participant's employment end date.

Clawback Provision

If the Bank's reported financial or operating results are determined to be subject to material negative restatement, the Compensation Committee may require recoupment of full or partial payout made to participants with an officer status of Senior Vice President (SVP) or above.

The Compensation Committee reserves the authority to approve, modify, or disallow any payout proposed to be made under the Plan.

Addendum: Bankwide Group with Multiplier

	Performance Factor	Weight
Bankwide Group	Net Income	50%
	Deposit Growth	15%
	Loan Growth	15%
	Loan Quality	10%
	Non-interest Revenue	10%

Performance Factor Grid Information

Variable Compensation for Performance Factors							
Below Threshold	At Threshold (0.50)	(0.75)	At Target (1.00)	(1.25)	(1.50)	(1.75)	At Stretch (2.00)
There will be a 0% payout for the performance factor.	There will be a 50% payout for the performance factor.		There will be a 100% payout for the performance factor.				There will be a 200% payout for the performance factor.

Performance Factor Grid for Participant Scorecard*

		Threshold		Target				Stretch
	Performance Factor	0.5	0.75	1	1.25	1.5	1.75	2
Variable Compensation Scorecard	Net Income	13.154M	13.704M	14.254M	14.804M	15.354M	15.904M	16.454M
	Deposit Growth	0.000M	12.0M	24.0M	34.0M	44.0M	54.0M	64.0M
	Loan Growth	70.000M	110.500M	151.000M	174.305M	197.610M	220.915M	244.220M
	Loan Quality	3.8M	3.400M	3.000M	2.600M	2.200M	1.800M	1.400M
	Non-Interest Revenue	12.228M	12.628M	13.028M	13.428M	13.828M	14.228M	14.628M

Additional Performance Factors

Annualized salaries and benefits expense multiplier for 2014:

- If less than $32,631,228, multiply actual payout percentage by 1.05
- If between $32,631,229 – $33,331,228, multiply actual payout percentage by 1.0
- If more than $33,331,229, multiply actual payout percentage by 0.95

***Department and individual performance will be considered in determining final payouts under the 2014 Variable Compensation Plan.**

Individual Performance is 25% of the overall payout. Meets expectations and above on an employee's performance evaluation will result in a full payout.